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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-778, 333-780, 333-782, 333-784, 333-786,
333-30057, 333-80977, 333-81069, 333-85859, 333-85853, 333-85855, 333-60986 and
333-98945) of US Oncology, Inc., formerly known as American Oncology Resources, Inc. of our report dated February 27, 2003 appearing on page 50 of this Form 10-K.


PRICEWATERHOUSECOOPERS LLP
Houston, Texas
March 20, 2003